Exhibit 99.3

ADVOCACY AGREEMENT
THIS ADVOCACY AGREEMENT, dated as of March 15, 2022 (the “Effective Date”), is by and between Sachem Head Capital Management LP (“Sachem Head”) and Corvex Management LP (“Corvex”) (each, a “Party” and, collectively, the “Parties”).
WHEREAS, on March 7, 2022, the Parties agreed to coordinate their efforts with respect to Anaplan, Inc. (the “Company”);
WHEREAS, the Parties, including their respective controlled affiliates and any investment funds, managed accounts or other investment vehicles managed or advised by the Parties (collectively, each Party’s “Covered Entities”), wish to memorialize their agreement to coordinate their efforts with respect to the Company and the Parties’ ownership of shares of the Company’s common stock or other interests in respect of such shares (including any derivative or swap interests) (“Company Securities”).
NOW, THEREFORE, in consideration of the covenants and agreements set forth in this agreement, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:
1. Purchase and Sale of Securities. Except as set forth below, nothing contained in this agreement shall restrict the trading activities of either Party or its Covered Entities. In the event the Company adopts a shareholder rights plan, each Party and its Covered Entities shall use their reasonable best efforts not to directly or indirectly acquire ownership of additional Company Securities unless otherwise mutually agreed by the Parties.
2. Coordinated Activities. From and after the Effective Date, the Parties intend to coordinate their activities with each other as relates to the Company and, in furtherance thereof, the Parties shall use their reasonable best efforts to consult with each other in connection with the following matters: (i) the manner, form, content and timing of any communications with the Company or any of its other stockholders, whether written or oral, including (a) the selection of nominees to serve as directors of the Company, (b) making, revising, or withdrawing any proposals to other stockholders of the Company or to the Company, and (c) the conduct of any proxy contest, consent solicitation or similar actions in respect of the Company; (ii) the manner, form, content and timing of any regulatory or public disclosures (including the filing of a Schedule 13D (or any amendment thereof)), public statements or other communications relating to the Company, the Company Securities, this agreement or the activities contemplated by this agreement (except that, if such disclosure, statement or communication is required by law, regulation or fund documentation applicable to a Party, such Party may make such required disclosure, statement or other communication without the agreement of the other Party, provided that such Party has delivered prior notice thereof to the other Party), (iii) any significant decisions in connection with the Company or the activities contemplated by this agreement, (iv) admission of any additional members to any group (within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended) with respect to the Company Securities that includes either Party, whether formed by this agreement or otherwise, and (v) entering into any confidentiality, extension, settlement, cooperation, standstill or other similar agreement with the Company. The Parties retain full discretion with respect to voting of their respective Company Securities.
3. Expenses. Each Party will bear its own expenses in connection with this agreement, except (i) that the Parties agree to share equally (and promptly reimburse the other Party for) all fees and expenses in respect of any mutually agreed advisors that are engaged by or on behalf of the Parties, and (ii) as otherwise mutually agreed in writing by the Parties.
4. No Liability. Notwithstanding anything else contained in this agreement, neither Party nor any of its Covered Entities shall have liability of any kind whatsoever to the other Party or any of the other Party’s Covered Entities, including in connection with the execution of any trade in Company Securities, except in the case of a breach of this agreement, a violation of applicable law or regulations, fraud, willful misconduct or gross negligence by the first Party.
5. Regulatory Reporting. Each Party shall be responsible for the accuracy and completeness of its own disclosure required to be made under applicable law or regulation with any regulatory authority or stock exchange, and shall not be responsible for the accuracy or completeness of the information concerning the other Party. The Parties shall use reasonable best efforts to promptly share information with each other regarding their trading in Company Securities in order to facilitate timely regulatory or public disclosures.  The Parties shall use their reasonable best efforts to cooperate in connection with any other regulatory filing that may be required to be made in connection with the matters contemplated by this agreement.
6. Termination. This agreement may be terminated at any time by either Party following written notice to the other Party. In the event of termination, the Parties shall cooperate to take such actions as may be necessary or required publicly to disclose such termination and/or the consequences thereof.
7. Relationship of the Parties. Nothing in this agreement shall be construed as creating (including, without limitation, for U.S. income tax purposes) any agency relationship, nor shall either Party, except as expressly set forth in this agreement, (i) have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other Party or (ii) have any fiduciary or other duties to the other Party.
8. Notices. All notices permitted or required hereunder shall be in writing and delivered personally or sent by overnight express mail or courier or sent by electronic mail to the other Party at the address below (or at such other address as a Party shall designate in writing to the other Party in the manner specified herein) and shall be effective at the earlier of the date received or, if by electronic mail, upon confirmation of receipt.
If intended for Sachem Head:

Sachem Head Capital Management LP
250 West 55th St., Floor 34
New York, New York 10019
Attention: Michael D. Adamski
Email: Michael@sachemhead.com

If intended for Corvex:

Corvex Management LP
667 Madison Avenue
New York, NY 10065
Attention: Patrick J. Dooley
Email: pdooley@corvexcap.com
9. Privilege; Joint Defense. Each Party understands and agrees that the Parties have a commonality of interest with respect to matters that are the subject of this agreement and it is the desire, intention and mutual understanding of the Parties that the sharing of materials or any communications between the Parties shall remain confidential and is not intended to, and shall not, waive or diminish in any way each Party’s protection under the attorney-client privilege, work product doctrine or other applicable privilege. All information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this agreement, and under the joint defense doctrine.
10. Miscellaneous. This agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, (ii) may not be assigned, amended, waived or modified except by a writing signed by each Party, (iii) may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, (iv) is solely for the benefit of the Parties hereto and no other person shall have any rights hereunder, and (v) constitutes the entire understanding between the Parties with respect to the subject matter hereof.
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IN WITNESS WHEREOF, the Parties have caused this agreement to be executed as of the Effective Date.
SACHEM HEAD CAPITAL MANAGEMENT LP

By:	Uncas GP LLC, its General Partner

By:	/s/ Scott D. Ferguson
Name: Scott D. Ferguson
Title: Managing Member

CORVEX MANAGEMENT LP

By:	/s/ Keith A. Meister
Name: Keith A. Meister
Title: Managing Partner

[Signature Page to Advocacy Agreement]